EXHIBIT 23 -- CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference to the Registration Statement on Form S-8, File Number 333-68837, of our report dated February 19, 1999, on the consolidated financial statements of Union Community Bancorp and subsidiary, Crawfordsville, Indiana, which report is incorporated by reference in the Annual Report on Form 10-K of Union Community Bancorp and subsidiary, Crawfordsville, Indiana.



/s/ Olive LLP


Indianapolis, Indiana
March 30, 1999